Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitutes and appoints Robert G. Wilmers, Mark J. Czarnecki, René F. Jones, Drew. J. Pfirrman and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.50 per share, to be issued in connection with the acquisition of Wilmington Trust Corporation (“Wilmington”) in accordance with the terms of an Agreement and Plan of Merger dated as of October 31, 2010, between the Corporation, MTB One, Inc., a wholly owned subsidiary of the Corporation, and Wilmington, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.
Dated: November 18, 2010

Signature	Title

/s/ Robert G. Wilmers Robert G. Wilmers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ René F. Jones René F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Spychala Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Brent D. Baird Brent D. Baird	Director

Robert J. Bennett	Director

/s/ C. Angela Bontempo C. Angela Bontempo	Director

Robert T. Brady	Director

/s/ Michael D. Buckley Michael D. Buckley	Director

/s/ T. Jefferson Cunningham III T. Jefferson Cunningham III	Director

/s/ Mark J. Czarnecki Mark J. Czarnecki	Director

/s/ Gary N. Geisel Gary N. Geisel	Director

/s/ Patrick W.E. Hodgson Patrick W.E. Hodgson	Director

/s/ Richard G. King Richard G. King	Director

/s/ Jorge G. Pereira	Vice Chairman of the Board
Jorge G. Pereira

/s/ Michael P. Pinto	Vice Chairman of the Board
Michael P. Pinto

/s/ Melinda R. Rich	Director
Melinda R. Rich

/s/ Robert E. Sadler, Jr.	Director
Robert E. Sadler, Jr.

/s/ Herbert L. Washington	Director
Herbert L. Washington